UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 1, 2003

(Date of earliest event reported)

IMMUCELL CORPORATION

(Exact name of registrant as specified in its charter)

0-15507

(Commission file number)

DELAWARE	01-0382980
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

56 Evergreen Drive

Portland, ME 04103

(Address of principal executive offices and zip code)

(207) 878-2770

(Registrant’s telephone number, including area code)

Item 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Board of Directors of the Registrant decided to change the Registrant’s independent accountants effective April 1, 2003. On that date, the Board dismissed PricewaterhouseCoopers LLP and engaged Baker Newman & Noyes LLC as principal accountants to audit the Registrant’s financial statements. In each case, the decision was recommended by the Audit Committee of the Board of Directors and then approved by the Board.

PricewaterhouseCoopers LLP’s reports on the financial statements for each of the past two years ended as of December 31, 2002 and 2001 and for each of the three years ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, in connection with its audits for the two most recent years and through April 1, 2003, there were no disagreements with PricewaterhouseCoopers LLP during the Registrant’s two most recent fiscal years on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in their reports on the financial statements for such year.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16.    Letter from PricewaterhouseCoopers LLP dated April 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date April 7, 2003	/s/ MICHAEL F. BRIGHAM
Michael F. Brigham President and Chief Executive Officer